Exhibit 10.4

                                 PROMISSORY NOTE

$1,136,074.40	September 30, 2007

FOR VALUE RECEIVED, the undersigned, Falcon Ridge Development, Inc., a Nevada Corporation having its principal place of business at 5111 Ridge Development, Albuquerque, New Mexico 87111 (“Borrower”), promises to pay to the order of Karen Y. Duran. And/or Fred M. Montano, having an address at 12512 Modesto Blvd. NE, Albuquerque, NM 87122 (“Lender”), the principal sum of One Million One Hundred Thirty Thousand Dollars and Forty Cents  ($1,136,074.40) (the “Principal Amount”) advanced by Lender to Borrower prior to and on the date hereof pursuant to the Loan Agreement (as defined below), together with interest on the unpaid Principal Amount thereof computed from the date hereof, at the rates provided herein until completely paid, unless accelerated sooner (the “Maturity Date”); provided, however, that from and after (i) the Maturity Date, whether upon stated maturity, acceleration or otherwise, or (ii) the date on which the interest rate hereunder is increased to the Default Rate (as hereinafter defined) as provided herein, such additional interest shall be computed at the Default Rate.

Defined terms used herein but not defined herein shall have the meaning ascribed to them in the Loan Agreement entered into as of the date hereof by and between Borrower and Lender (the “Loan Agreement”).

Unless the Borrower is otherwise notified by the Lender in writing, all payments due hereunder and otherwise under the Loan Agreement shall be made to Karen Y. Duran or as directed by her.

Principal and interest hereunder shall be payable as follows:

(a)	Principal payments equal to One Million One Hundred Thirty Thousand Dollars and Forty Cents($1,136,074.40)

(b)
On the first day of each month begininnig when the funds were advanced through maturity a principal payment in the amount of Twenty-Thousand Dollars ($20,000.00) plus accured interest on any outstanding principal. Interest to accrue at the Prime Rate (as described herein) plus three percent (3;

(c)
All principal, interest and other sums due hereunder, shall be due and payable on the Maturity Date. Each payment of principal of an Advance shall be accompanied by unpaid interest accrued on such principal to the date of payment.

(d)
This Note describe the sum of of certain loans and advances which have been prviously made to the company by the lender and any accrued but not paid interest shall be added to note at maturity and to determine final payment including interest on those amounts.

As used herein, the term “Prime Rate” shall mean the annual rate of interest announced from time to time in the Wall Street Journal as the “prime rate.” If the Wall Street Journal ceases to be published or ceases to publish the Prime Rate, then the Prime Rate will be rate announced from time to time as the "Prime Rate" by a bank identified by Lender in its sole discretion.  Other than any scheduled payments for interest, each payment shall be credited first to the payment of interest accrued at the applicable interest rate under this Note, second, if the Mortgage has been liquidated through deed-in-lieu of foreclosure, foreclosure sale, trustee’s sale or other realization as provided by applicable law governing the real property subject to the Mortgage, to the balance remaining under this Note, and with respect to partial payments, to the payment of the principal payment then due, third to related escrow deposits required under the Mortgage and fourth to the payment of any other amounts owing by the Borrower in respect of the Loan Agreement.

The interest on this Note shall be calculated on the basis of a 30-day month and a 360-day year.  Except as otherwise provided in the Loan Documents, if the due date of any payment to be made hereunder would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension.

As used herein, the term “Loan Documents” shall mean this Note, the Loan Agreement, and the Mortgage, and all other documents evidencing or securing this Note (including all additional mortgages and guarantees) or executed or delivered in connection therewith.

As used herein, the term “Default Rate” shall mean a rate per annum equal to 25%, but in no event shall the Default Rate be in excess of the Maximum Rate (as hereinafter defined).

If any payment of interest is not paid on or before the due date for such payment (after giving effect to any grace or notice period), a late charge equal to the lesser of ten percent (10%) of such overdue payment or the maximum amount permitted by applicable law shall automatically become due to the holder of this Note, subject, however, to the limitation that late charges may be assessed only once on each overdue payment. Said late charges do not constitute interest and shall constitute compensation to the holder of this Note for collection and Lender’s administration costs incurred hereunder.  In addition, if any payment of principal or interest is not paid when due (after giving effect to any grace or notice period provided in the Loan Documents), the holder of this Note shall have the right, upon written notice to Borrower, to increase the rate of interest per annum on the entire amount due and payable under this Note and any other Loan Documents to the Default Rate and, upon said notice such rate increase shall be effective retroactively as of the date from which the interest component of such overdue payment began to accrue and shall remain in force and effect for so long as such default shall continue.  This paragraph shall not be construed as an agreement or privilege to extend the due date of any payment, nor as a waiver of any other right or remedy accruing to the holder of this Note by reason of any default.

It is understood and agreed that, except as may be provided in the Loan Agreement, Borrower shall not be entitled to a refund of the interest, any fees, points, charges and the like paid by Borrower to Lender in connection with the Advance, or for fees and expenses incurred by Lender in making the Advance, all of which payments shall be retained by Lender from and after the date each such payment is made hereunder.

Borrower and each surety, endorser and guarantor hereof hereby waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, demand for payment, protest, notice of protest and notice of dishonor, to the extent permitted by law, except for those notices expressly provided for herein.  Borrower further waives trial by jury.  No extension of time for payment of this Note or any installment hereof, no alteration, amendment or waiver of any provision of this Note and no release or substitution of any collateral securing Borrower’s obligations hereunder shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower under this Note.

Any forbearance by the holder of this Note in exercising any right or remedy hereunder or under any other agreement or instrument in connection with this facilty or otherwise afforded by applicable law shall not be a waiver or preclude the exercise of any right or remedy by the holder of this Note.  The acceptance by the holder of this Note of payment of any sum payable hereunder after the due date of such payment shall not be a waiver of the right of the holder of this Note to require prompt payment when due of all other sums payable hereunder or to declare a default for failure to make prompt payment.

If this Note is placed in the hands of an attorney for collection, Borrower shall pay all costs incurred and reasonable attorneys’ fees for legal services in the collection effort whether or not suit be brought.

At the election of the holder of this Note, all payments due hereunder may be accelerated, and this Note shall become immediately due and payable without notice or demand, upon the occurrence of an Event of Default under any Loan Document, which default is not cured within any grace period expressly provided therefor in such Loan Document; provided, however, that in the case of the occurrence of an Event of Default referred to in Sections 10(k), (l) or (m) of the Loan Agreement, all payments due hereunder shall be automatically accelerated and this Note shall become immediately due and payable without notice or demand and without any further action on the part of Lender.  In addition to the rights and remedies provided herein, the holder of this Note may exercise any other right or remedy in any other document, instrument or agreement evidencing, securing or otherwise relating to the indebtedness evidenced hereby in accordance with the terms thereof, or under applicable law, all of which rights and remedies shall be cumulative.

If Borrower makes a Transfer (as defined in the Loan Agreement) of the Mortgage Property, all payments due hereunder may be accelerated.

If this Note is transferred in any manner, the right, option or other provisions herein shall apply with equal effect in favor of any subsequent holder hereof.

Notwithstanding anything to the contrary contained herein, under no circumstances shall the aggregate amount paid or agreed to be paid hereunder exceed the highest lawful rate permitted under applicable usury law (the “Maximum Rate”) and the payment obligations of Borrower under this Note are hereby limited accordingly.  If under any circumstances, whether by reason of advancement or acceleration of the maturity of the unpaid principal balance hereof or otherwise, the aggregate amounts paid on this Note shall include amounts which by law are deemed interest and which would exceed the Maximum Rate, Borrower stipulates that payment and collection of such excess amounts shall have been and will be deemed to have been the result of a mistake on the part of both Borrower and the holder of this Note, and the party receiving such excess payments shall promptly credit such excess (to the extent only of such payments in excess of the Maximum Rate) against the unpaid principal balance hereof and any portion of such excess payments not capable of being so credited shall be refunded to Borrower.

This Note is referred to in, and secured by the Second Mortgage executed on the date hereof in connection with this Note and the Loan Agreement, and is entitled to the benefits and security thereof and any other documents or agreements given to Lender by Borrower, the Guarantor, or others as security for Advances made under the Facility.    Borrower hereby agrees to indemnify, defend and hold harmless Lender from and against any and all claims, loss, cost, damage or expense (including, without limitation, reasonable attorneys’ fees) which may be incurred by Lender as provided in the Loan Agreement.

All payments of principal and interest hereunder are payable in lawful money of the United States of America.

Borrower is hereby prohibited from exercising against Lender any right or remedy which it might otherwise be entitled to exercise against any one or more (but less than all) of the parties constituting Lender, including without limitation any right of setoff or any defense.

This Note shall be binding on the parties hereto and their respective heirs, legal representatives, executors, successors and assigns.

This Note shall be construed without any regard to any presumption or rule requiring construction against the party causing such instrument or any portion thereof to be drafted.

This Note shall be governed by and construed in accordance with the laws of the State of New Mexico without regard to choice of law considerations.  Borrower hereby irrevocably consents to the jurisdiction of the courts of the State of New Mexico and of any federal court located in such State in connection with any action or proceeding arising out of or relating to this Note or the other Loan Documents.

This Note may not be changed or terminated orally.

A determination that any portion of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision, and any determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision to the extent legally permissible and otherwise as it may apply to other persons or circumstances.

JURY TRIAL WAIVER.  BORROWER AGREES THAT ANY SUIT, ACTION OR PROCEEDING, WHETHER CLAIM OR COUNTERCLAIM, BROUGHT BY BORROWER OR THE HOLDER OF THIS NOTE ON OR WITH RESPECT TO THIS NOTE OR ANY OTHER LOAN DOCUMENT OR THE DEALINGS OF THE PARTIES WITH RESPECT HERETO OR THERETO, SHALL BE TRIED ONLY BY A COURT AND NOT BY A JURY.  BORROWER AND LENDER EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY SUCH SUIT, ACTION OR PROCEEDING.  FURTHER, BORROWER WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY SPECIAL, EXEMPLARY, PUNITIVE, CONSEQUENTIAL OR OTHER DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER ACKNOWLEDGES AND AGREES THAT THIS PARAGRAPH IS A SPECIFIC AND MATERIAL ASPECT OF THIS NOTE AND THAT LENDER WOULD NOT EXTEND CREDIT TO BORROWER IF THE WAIVERS SET FORTH IN THIS PARAGRAPH WERE NOT A PART OF THIS NOTE.

Falcon Ridge Development, Inc.:

President/CEO                                                                                           Date
Falcon Ridge Development, Inc.

Lender:

____________________________________        _____________
Karen Y. Duran                                                                                       Date

____________________________________        _____________
Fred M. Montano                                                                                       Date